                                                                   Exhibit 10.21

                           CLEARING ACCOUNT AGREEMENT

         This CLEARING ACCOUNT AGREEMENT (the "Agreement") is entered into this 1st day of November, 2004, by and among NORTH FORK BANK, having an address at 275 Broadhollow Road, Melville, New York 11747 (the "Clearing Bank"), CEDAR-FRANKLIN VILLAGE LLC, a Delaware limited liability company, having an address at c/o Cedar Shopping Centers Partnership, L.P., 44 South Bayles Avenue, Suite 304, Port Washington, NY 11050 (the "Borrower"), and EUROHYPO AG, NEW YORK BRANCH, the New York branch of a German banking corporation, having an address at 1114 Avenue of the Americas, Twenty-Ninth Floor, New York, New York 10036 (together with its successors and assigns, the "Lender").

                                    RECITALS

         A. Lender has made a mortgage loan in the amount of $43,500,000.00 (the "Loan") to Borrower pursuant to that certain Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"). Capitalized terms used in this Agreement, unless defined in this Agreement, shall have the meaning ascribed to such term in the Loan Agreement.

         B. Borrower and Lender have agreed that all Rents be deposited with a financial institution acceptable to Lender directly into an account designated by and established for the benefit of Lender, and Borrower and Lender desire to retain Clearing Bank to provide the services described herein.

         NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the respective meanings set forth below:

         "Available Funds" shall mean funds on deposit in the Clearing Account reasonably determined by the Clearing Bank to constitute collected and available funds, by reference to Clearing Bank's then current availability schedule and Regulation CC of the Board of Governors of the Federal Reserve System, as amended and interpreted from time to time.

         "Business Day" shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

         "Cash Management Agreement" shall mean that certain Cash Management Agreement of even date herewith by and among Borrower, Manager, Lender and Cash Management Bank.

         "Cash Management Bank" shall mean PNC Bank, National Association.

         "Clearing Account Address" shall mean the following address to which Tenants shall pay directly all sums due under such Tenant's lease pursuant to this Agreement and the Cash Management Agreement:

                                    P.O. Box 9019
                                    Hicksville, New York
                                    11802-9019

         "Clearing Account" shall have the meaning specified in Paragraph 2(c) below.

         "Designee" shall mean the Servicer or other agent of Lender designated by, and acting for the benefit of, Lender. Lender shall provide written notice of such designation to Borrower and Clearing Bank.

         "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

         "Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc. and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for thirty
(30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's). Notwithstanding the foregoing, North Fork Bank shall be deemed an Eligible Institution for the purposes of this Agreement so long as it maintains its ratings in effect as of the date hereof and so long as it is not placed "On Watch for Downgrade" by any Rating Agency.

         "Obligations" shall mean any and all debts, liabilities and obligations of Borrower to Lender pursuant to or in connection with the Loan, including without limitation, the indebtedness evidenced by the Note and any and all debt, liabilities and obligations of Borrower under the Loan Documents.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         2. Duties of the Clearing Bank.

         (a) Clearing Bank shall receive and process any deposits presented or wire transfer made by Borrower, Manager or any of their respective agents for deposit into the Clearing Account pursuant to the Cash Management Agreement (such receipts being collectively referred to herein as "Over-the-Counter Receipts").

         (b) Clearing Bank shall receive and process all wire transfers and all mail sent to the Clearing Account Address and open such mail daily in order to examine, remove instruments of payment of money contained therein and deposit such wire transfers and instruments in the Clearing Account. Checks, money orders or other instruments for the payment of money which may be handled as cash items by Federal Reserve Banks (such receipts being collectively referred to herein as the "Receivables Receipts," and, together with the Over-the-Counter Receipts, the "Receipts"), if found by Clearing Bank in its discretion to be in proper order, shall be endorsed by Clearing Bank and deposited daily in the Clearing Account. Borrower hereby designates Clearing Bank as its attorney in fact to endorse Borrower's name on such Receivables Receipts for deposit into the Clearing Account and Borrower shall be liable to Clearing Bank as a general endorser thereon. Mail received by Clearing Bank that contains cash will be processed by creating a deposit ticket listing the cash received, which cash will be deposited into the Clearing Account. Any other items received by Clearing Bank, including items not denominated in U.S. dollars, instruments which are not made payable to the name of the Property, Borrower or Manager or a reasonable abbreviation thereof, or which are otherwise not in proper order or should receive Manager's special attention, shall be forwarded by Clearing Bank to Manager immediately without processing.

         (c) In order to further secure the performance by Borrower of the Obligations and as a material inducement for Lender to make the Loan, (i) Borrower has established and will maintain a collection account with Clearing Bank (the "Clearing Account," Account Number 3124062559), into which Clearing Bank shall deposit all Receipts received by it with respect to the Property,
(ii) the Clearing Account shall be entitled "Cedar-Franklin Village LLC Clearing Account, as Mortgagor, for the benefit of Mortgagee," and (iii) Clearing Bank shall hold amounts deposited in the Clearing Account for the benefit of Lender and shall designate such amounts on its books as being held for the benefit of Lender. The Clearing Account shall be assigned the federal tax identification number of Borrower.

         (d) Clearing Bank shall send a daily credit advice to Borrower or, at Borrower's direction, Manager, which credit advice shall specify the amount of each Receipt deposited into the Clearing Account on such date. The Clearing Bank shall send a monthly statement to Borrower, Manager and Lender, which monthly statement shall specify the credits and charges to the Clearing Account for the previous calendar month. Clearing Bank shall establish Lender and Designee as users of Clearing Bank's e-Cash Management Connection web product in accordance with Clearing Bank's standard procedures. Upon written request of Lender or Designee, (i) Clearing Bank shall send to Lender or Designee, as applicable, either (x) copies of the daily credit advices and any other advices or statements furnished by Clearing Bank to Borrower and Manager hereunder or (y) information on Clearing Account balances, the aggregate amount of withdrawals or transfers from the Clearing Account and other similar information via the electronic data transfer system on a daily basis, and (ii) Clearing Bank shall advise Lender or Designee, as applicable, of the amount of Available Funds and shall deliver to Lender or Designee, as applicable, copies of all statements and other information concerning the Clearing Account as Lender or Designee shall reasonably request.

         (e) Clearing Bank shall create a record of Receipts (other than those Receipts comprised of cash) by photocopying or imaging each check, money order or other instrument processed and any accompanying invoices or other documentation (if enclosed). Furthermore, Clearing Bank shall maintain a microfilm or other record of each Receipt which is processed by Clearing Bank in accordance with Clearing Bank's customary procedures. Clearing Bank shall also forward to Borrower or, at Borrower's direction, Manager on a daily basis copies of the supporting adding machine tapes or similar balancing reports, photocopies, envelopes and unprocessed remittances.

         (f) Items deposited with Clearing Bank which are returned for insufficient or uncollected funds shall be re-deposited by Clearing Bank a second time. Items returned unpaid the second time for whatever reason shall be processed in accordance with Clearing Bank's customary procedures and the provisions this Agreement.

         (g) Without limitation on Lender's other rights hereunder, Clearing Bank agrees to comply with written instructions originated by Lender directing disposition of funds in the Clearing Account, without further consent by Borrower, Manager or any other Person.

         3. Transfer of Funds in Clearing Account.

         (a) Unless and until the Closing Bank receives written instructions from Lender to the contrary, Clearing Bank shall transfer all Available Funds on deposit in the Clearing Account as follows:

                  (i) On each Business Day, Clearing Bank shall transfer, by wire transfer or via the ACH System, all Available Funds to the account established pursuant to the terms of the Cash Management Agreement at the Cash Management Bank (the "Lockbox Account") as described in Exhibit A attached hereto.

                  (ii) Simultaneously with any transfer to the Cash Management Bank, Clearing Bank shall send (or make available via electronic information reporting system) to the Cash Management Bank, Manager, Lender, Designee and Borrower, via telecopy, a wire transfer or ACH System advice setting forth the amount transferred.

         4. Fees.

         (a) Clearing Bank shall first charge other accounts maintained at Clearing Bank by Borrower for the amount of any exchange, collection, processing, transfer, wire, postage, returned items, chargebacks for uncollected checks deposited in the Clearing Account, services charges, returned checks fees, other charges to which Clearing Bank may be entitled for servicing and maintaining the Cash Management Address and Clearing Account or other out-of-pocket expenses incurred by Clearing Bank, as determined by Clearing Bank from time to time (collectively, "Charges"). In the event that there are not sufficient collected funds in such other accounts to pay the Charges then

Clearing Bank may charge the Clearing Account for such Charges. In the event that there are insufficient collected funds on deposit in the Clearing Account, Borrower agrees upon demand to pay to Clearing Bank the amount of such Charges.

         (b) Clearing Bank shall debit the Clearing Account by the amount of its Charges on a monthly basis or shall include its fees in an account analysis statement.

         5. Termination.

         (a) Clearing Bank may resign from its obligations under this Agreement at any time after thirty (30) days' prior written notice to the other parties hereto. Upon such resignation, Borrower shall designate a successor to Clearing Bank promptly after receipt of notice of resignation by Clearing Bank, which successor shall be subject to the approval of Lender, and cause such designated successor promptly to assume the obligations of Clearing Bank hereunder. It shall be an Event of Default if a successor to Clearing Bank acceptable to Lender has not been designated or has not assumed the obligations of Clearing Bank prior to the effective date of Clearing Bank's resignation.

         (b) Borrower may not unilaterally terminate this Agreement or close any of the accounts established hereunder. Clearing Bank shall not cause or permit any of such accounts to be closed by Borrower unless it has received prior written notice from Lender.

         6. Warranties and Liabilities of the Clearing Bank.

         (a) The parties hereto agree that Clearing Bank's sole responsibility to Lender, Borrower or any third party for errors made by Clearing Bank in processing any Receipt shall be to process a correcting entry in the next regularly scheduled processing of the work after receipt of notification from Lender, Borrower, Manager or any third party of such error. Clearing Bank shall not be liable to Lender, Borrower, Manager or any third party if Lender, Borrower, Manager or any third party fails to give timely advice to Clearing Bank of any error alleged to have been made by Clearing Bank in the processing of a Receipt. The foregoing shall not relieve Clearing Bank of any liability arising out of any failure to perform its duties in accordance herewith.

         (b) Clearing Bank shall make every reasonable effort to deliver the amounts and items referred to in Paragraph 3 above by the mutually agreed upon time but does not guarantee a specific delivery time. Accordingly, Clearing Bank's sole responsibility to Lender or any third party with respect to the time of delivery of such amounts and items shall be to deliver such amounts and items as close to the mutually agreed upon time as may be reasonably practicable.

         7. Liens, Set-off. Clearing Bank and Borrower each acknowledges and agrees that the Clearing Account is subject to the sole dominion, control and discretion of Lender and Designee and neither Borrower nor Manager shall have any right to close such account or right of withdrawal or transfer with respect to such account except with the prior written consent of Lender. Borrower shall be entitled to request and receive any information about the Clearing Account that it shall reasonably request from time to time. Clearing Bank waives any lien, security interest or right to offset any claim against Borrower which it might have against any account maintained hereunder unless and until Borrower's obligations to Lender are satisfied in full with written confirmation of same by Lender; provided, however, that Clearing Bank retains the right to (a) charge the Clearing Account for any of Clearing Bank's Charges, fees and expenses provided for herein for which Borrower is responsible as provided in Paragraph 4 hereof and (b) charge the Clearing Account for all items deposited in and credited to the Clearing Account and subsequently returned unpaid or with respect to which Clearing Bank fails to receive final settlement. Nothing contained in this Agreement shall be deemed to prohibit Clearing Bank from complying with applicable law in the event it is served with any legal process with respect to the Clearing Account.

         8. Matters Concerning Borrower and Manager.

         (a) Borrower hereby pledges, transfers and assigns, and grants to Lender, as additional security for the payment and performance of the Note and the Obligations of Borrower, a first priority security interest in and to, and a general first lien upon, subject to Clearing Bank's right to set-off with respect to the Clearing Bank's fees and expenses as described in Paragraph 7 above, (i) the Clearing Account and all of Borrower's right, title and interest in and to all cash, property, instruments or rights transferred to or deposited in the Clearing Account from time to time by Borrower or on behalf of Borrower in accordance with the provisions of this Agreement and (ii) any and all proceeds of the foregoing. This Agreement and the pledge, assignment and grant of security interest made hereby shall secure payment of all amounts payable by Borrower to Lender under the Note and the other Obligations of Borrower. Borrower acknowledges and agrees that Clearing Bank is acting at the direction of, and as the agent of, Lender in connection with the subject matter of this Agreement. Borrower further agrees to execute, acknowledge, deliver, file or do at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto Lender any of the rights granted by this section.

         (b) Borrower shall provide Manager with a copy of this Agreement, as the same may be amended from time to time, and shall cause Manager to abide by all of the terms and provisions hereof applicable to Borrower and/or Manager.

         9. Successors and Assigns; Assignments. This Agreement shall bind and inure to the benefit of and be enforceable by Clearing Bank, Borrower and Lender and their respective successors and permitted assigns. Lender shall have the right to assign or transfer its rights under this Agreement in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Agreement provided that such assignee or transferee thereof agrees in writing to be bound by the terms of this Agreement. Borrower shall not have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void. Clearing Bank shall have the right to assign or transfer its rights and obligations hereunder in connection with a merger, consolidation or sale of all or substantially all of the assets of Clearing Bank provided that the transferee thereof agrees in writing to be bound by the terms of this Agreement.

         10. Amendment. This Agreement may be amended from time to time only by a written agreement executed by all of the parties hereto.

         11. Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Paragraph 11. Any Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax (if sender shall have confirmation thereof and a hard copy is also sent by mail) or delivery by hand if sent or delivered during business hours on a Business Day (otherwise on the next Business Day) or the next Business Day if sent by an overnight commercial courier addressed to the parties as follows:

         If to Lender:             Eurohypo AG, New York Branch
                                   1114 Avenue of the Americas
                                   Twenty-Ninth Floor
                                   New York, New York  10036
                                   Attention:  Head of Portfolio Operations
                                   Fax No.:  (212) 479-5800

         With a copy to:           Eurohypo AG, New York Branch
                                   1114 Avenue of the Americas
                                   Twenty-Ninth Floor
                                   New York, New York  10036
                                   Attention:  Legal Director
                                   Fax No.:  (212) 479-5800

         With a copy to:          Cadwalader, Wickersham & Taft LLP
                                  100 Maiden Lane
                                  New York, New York 100038
                                  Attention:  Michael G. Kavourias, Esq.
                                  Facsimile No.: (212) 504-6666

         If to Borrower:           Cedar-Franklin Village LLC
                                   c/o Cedar Shopping Centers Partnership, L.P.
                                   44 South Bayles Avenue
                                   Suite 304
                                   Port Washington, NY 11050
                                   Attention:
                                   Facsimile No.

         With a copy to:           Stroock & Stroock & Lavan LLP
                                   180 Maiden Lane
                                   New York, NY  10038
                                   Attn: Steven P. Moskowitz
                                   Fax No.: (212) 806 6006

         If to Clearing Bank:      North Fork Bank
                                   275 Broadhollow Road Melville, New York
                                   Attention: Mario Caracappa
                                   Facsimile No. (631) 844-9730

         With a copy to:           North Fork Bank
                                   175 West 72nd Street
                                   New York, New York
                                   Attn:  Paul Patella
                                   Facsimile No. (212) 712-9565

         12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. ANY ACTION ARISING OUT OF OR CONCERNING THIS AGREEMENT SHALL BE HEARD BY A JUDGE SITTING WITHOUT A JURY AND SHALL BE HEARD EXCLUSIVELY IN STATE COURT OF THE STATE OF NEW YORK. THE PARTIES HERETO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURT OF THE STATE OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING UNDER OR CONCERNING THIS AGREEMENT. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC (AS DEFINED IN THE LOAN AGREEMENT), CLEARING BANK AGREES THAT NEW YORK SHALL BE DEEMED TO BE CLEARING BANK'S JURISDICTION (WITHIN THE MEANING OF SECTION 9-304 OF THE UCC).

         13. Certain Matters Affecting Clearing Bank.

         (a) Clearing Bank may rely and shall be protected in acting or refraining from acting upon any written notice (including but not limited to electronically confirmed facsimiles of such notice) reasonably believed by it acting in good faith and in the exercise of reasonable judgment to be genuine and to have been signed or presented by the proper party or parties in the normal course of business.

         (b) The duties and obligations of Clearing Bank hereunder shall be determined solely by the express provisions of this Agreement. Clearing Bank shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Clearing Bank.

         (c) Borrower and Lender agree that Clearing Bank shall not be liable for any damage or loss to them for any delay or failure of performance arising out of the acts or omissions of any third parties, including, but not limited to, various communication services, courier services, the Federal Reserve System, any other bank or any third party who may be affected by funds transactions, fire, mechanical, computer or electrical failures or other unforeseen contingencies, strikes or any similar or dissimilar cause beyond the reasonable control of Clearing Bank. In no event shall Clearing Bank be liable for lost profits or consequential, special, indirect, direct, or punitive damages even if Clearing Bank has been advised of the possibility of the foregoing.

         (d) Borrower and its respective successors, assigns and legal representatives shall forever indemnify Clearing Bank and hold it entirely harmless from and against any and all claims, demands, losses, charges, expenses, legal fees, costs and liabilities of whatever kind or description, and lawsuits or legal proceedings, including, without limitation, fees and disbursements of legal counsel incurred by Clearing Bank in any action or proceeding between Borrower or Lender and Clearing Bank or between Clearing Bank and any third party or otherwise, without regard to the merit or lack of merit thereof, arising out of or related in any way to the matters set forth in, or the services to be provided pursuant to the terms of this Agreement.

         (e) Notwithstanding anything to the contrary contained herein, Clearing Bank shall not be liable for any action taken or omitted by it in good faith except for Clearing Bank's willful misconduct or gross negligence. Clearing Bank may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it at the cost of Borrower. Clearing Bank shall not be liable for any act or omission done or omitted to be done by Clearing Bank in reliance upon any instruction, direction or certification from Lender or its Servicer received by Clearing Bank and without gross negligence, bad faith or willful or reckless misconduct of Clearing Bank. In the event that Clearing Bank shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to either (i) keep safely all property held in escrow or (ii) deposit same with Lender.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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


                  IN WITNESS WHEREOF, the parties hereto have executed this Clearing Account Agreement in several counterparts (each of which shall be deemed an original) as from the date first above written.


                              BORROWER:


                              CEDAR-FRANKLIN VILLAGE LLC,
                              a Delaware limited liability company



                                  By:
                                      ------------------------------------------
                                      Name:  Brenda J. Walker
                                      Title:  Vice President


                              LENDER:


                              EUROHYPO AG, NEW YORK BRANCH, the New York branch of a German banking corporation



                              By:
                                 -----------------------------------------------
                                  Name:
                                  Title:



                              By:
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              CLEARING BANK:

                              NORTH FORK BANK



                              By:
                                 -----------------------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A

                    Cash Management Bank And Lockbox Account


                  Cash Management Bank: PNC Bank National Association

                  Lockbox Account:  ABA #:     021407912

                                    Attn.:     (____) ________________________

                                    Fax:       (____) ________________________

                  Account of:       Cedar-Franklin  Village LLC, as mortgagor,
                                    for the benefit of Eurohypo AG, New York
                                    Branch, as mortgagee

                  Account #:        [_____]